UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 19, 2014, American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the U.S. Securities and Exchange Commission to include unaudited pro forma financial information as required by Item 9.01(b) of Form 8-K in light of the materiality of its expected disposition of its multi-tenant shopping center assets pursuant to the spin-off of such business (the “Spin-off”), as originally announced on March 13, 2014. Attached as Exhibit 99.1 to the Initial Report was unaudited financial information relating to the Spin-off as of March 31, 2014 and for the periods ended March 31, 2014 and December 31, 2013.

On May 21, 2014, the Company announced that it intends to sell the assets comprising its multi-tenant shopping center business and has entered into a letter of intent with respect to such transaction. Thus, the Company no longer expects to consummate the Spin-off. In light of these developments, the Company is filing this Amended Current Report on Form 8-K/A (the “Amendment”) because the information contained in the Initial Report, including Exhibit 99.1 thereto, is no longer relevant. This Amendment revokes in its entirety the Initial Report, including Exhibit 99.1, and shall supersede and replace the Initial Report in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: May 21, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors